As filed with the Securities and Exchange Commission on October 24, 1996
                                     Registration No. 333-


                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933


                    CHAMPION ENTERPRISES, INC.
      (Exact name of registrant as specified in its charter)

          Michigan                               38-2743168
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)               Identification No.)


  2701 University Drive, Suite 320, Auburn Hills, Michigan 48326
 (Address of principal executive offices)              (zip code)

          REDMAN INDUSTRIES, INC. 1993 STOCK OPTION PLAN
         REDMAN INDUSTRIES, INC. 1993 INCENTIVE HOLDERS'
                        STOCK OPTION PLAN
                     (Full title of the Plan)

                      LOUIS M. BALIUS, ESQ.
           Vice President-Secretary and General Counsel
                    Champion Enterprises, Inc.
                 2701 University Drive, Suite 320
                   Auburn Hills, Michigan 48326
             (Name and address of agent for service)

   Telephone number, including area code, of agent for service:
                          (810)340-9090

                            Copies to:
                       D. RICHARD MCDONALD
                       Dykema Gossett PLLC
              1577 North Woodward Avenue, Suite 300
                Bloomfield Hills, Michigan  48304

                 CALCULATION OF REGISTRATION FEE

                                   Proposed Maximum  Proposed Maximum    Amount of
Title of Securities  Amount to be       Offering         Aggregate      Registration
to be Registered     Registered     Price per Share*  Offering Price*       Fee


Common Stock,        786,000       $9.54             $7,498,440        $2,273
$1.00 par value



*The offering price for the shares of Common Stock registered hereby is the average per share exercise price for the related options under the Redman Industries, Inc. 1993 Stock Option Plan and 1993 Incentive Holders' Stock Option Plan, which is equal to the aggregate exercise price under such options divided by the number of shares purchasable under such options.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE.

     The following documents filed by Champion Enterprises (the
"Company") with the Securities and Exchange Commission (the
"Commission") are incorporated in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 1995.

     (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 30, 1996 and June 29, 1996.

     (c)  The Company's Current Reports on Form 8-K, dated
January 12, 1996, April 11, 1996, May 10, 1996 (as amended by
Form 8-K/A dated July 9, 1996), and August 21, 1996.

     (d) Description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A under the
Securities Exchange Act of 1934, Number 1-9751.

     All documents filed by the Company with the Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the termination of the offering of the common stock covered by this Registration State-ment shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of each such document.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not required.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     No material interests.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Michigan Business Corporation Act

     The Company is organized under the Michigan Business Corporation Act (the "Michigan Act") which, in general, empowers Michigan corporations to indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, other than an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another enterprise, against expenses, including attorney's fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to a criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful.

     The Michigan Act also empowers Michigan corporations to provide similar indemnity to such a person for expenses, including attorney's fees, and amounts paid in settlement actually and reasonably incurred by the person in connection with actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation or its shareholders, except in respect of any claim, issue or matter in which the person has been found liable to the corporation, unless the court determines that the person is fairly and reasonably entitled to indemnification in view of all relevant circumstances, in which case indemnification is limited to reasonable expenses incurred.

     The Michigan Act also permits a Michigan corporation to purchase and maintain on behalf of such a person insurance against liabilities incurred in such capacities. The Company has obtained a policy of directors' and officers' liability insurance.

     Bylaws of the Registrant

     The Company's Bylaws generally require the Registrant to indemnify officers and directors to the fullest extent legally possible under the Michigan Act and provide that similar indemnification may be afforded employees and agents.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed with this Registration
Statement:

      5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder.

     10.1 Redman Industries, Inc. 1993 Stock Option Plan.

     10.2 Redman Industries, Inc. 1993 Incentive Holders' Stock
          Option Plan.

     23.1 Consent of Price Waterhouse LLP

     23.2 Consent of Dykema Gossett PLLC (contained in Exhibit 5)

     24   Power of Attorney (see "Signatures")


ITEM 9.  UNDERTAKINGS.


     (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (1)(i) and
(1)(ii) do not apply if this registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) The undersigned registrant hereby undertakes to remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities
Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section
15(d) or the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Auburn Hills, State of Michigan on October 24, 1996.


                    CHAMPION ENTERPRISES, INC.

                    By:  /s/ WALTER R. YOUNG, JR.

                         Walter R. Young, Jr.
                         Chairman of the Board of Directors,
                         President and Chief Executive Officer




                       POWER OF ATTORNEY

     Each of the undersigned whose signature appears below hereby constitutes and appoints Walter R. Young, Jr., A. Jacqueline Dout and Louis M. Balius and each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, under the Securities Act of 1933.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 24, 1996.


                                        TITLE

/s/ WALTER R. YOUNG, JR.
Walter R. Young, Jr.     Chairman of the Board of Directors,
                         President and Chief Executive Officer


/s/ A. JACQUELINE DOUT
A. Jacqueline Dout       Executive Vice President and
                         Chief Financial Officer


/s/ RICHARD HEVELHORST
Richard Hevelhorst       Controller (Principal Accounting
                         Officer)

/s/ ROBERT W. ANESTIS
Robert W. Anestis        Director



/s/ SELWYN ISAKOW
Selwyn Isakow            Director


/s/ GEORGE R. MRKONIC
George R. Mrkonic        Director


/s/ JOHNSON S. SAVARY
Johnson S. Savary        Director


/s/ CARL L. VALDISERRI
Carl L. Valdiserri       Director

                       INDEX TO EXHIBITS


   Exhibit
   Number                    Exhibits

      5 Opinion of Dykema Gossett PLLC with respect to the legality of the Common Stock to be registered hereunder

     10.1 Redman Industries, Inc. 1993 Stock Option Plan.

     10.2 Redman Industries, Inc. 1993 Incentive Holders'
          Stock Option Plan.

     23.1 Consent of Price Waterhouse LLP

     23.2 Consent of Dykema Gossett PLLC (contained in Exhibit
          5)

     24   Power of Attorney (see "Signatures")